UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2018

AVANT DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54004	98-0599151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 30th Street NW Suite 107

Washington, D.C. 20007

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 710-9200

217 Perry Parkway, Suite 8

Gaithersburg, MD 20877

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

We are filing this Amendment No. 1 to our Current Report on Form 8-K (the “Amendment”) as originally filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2018 (the “Original Filing”) to amend and restate the filing its entirety and to (i) add disclosure regarding the purchase of shares by person appointed as officers and directors in connection with the private placement and the entry into a consulting agreement with an entity controlled by a person appointed as an officer and director at the time of the initial closing of the private placement and (ii) file Exhibit 10.9. Except as described above, no other information in the Original Filing has been updated and this Amendment continues to speak as of the date of the Original Filing. Other events occurring after the filing of the Original Filing, or other disclosure necessary to reflect subsequent events will be addressed in other reports filed with or furnished to the SEC subsequent to the date of the filing of the Original Filing.

Item 1.01 Entry into a Material Definitive Agreement

May 2018 Private Placement

On May 25, 2018 (the “Effective Date”), Avant Diagnostics, Inc. (the “Company”) entered into securities purchase agreements (collectively, the “Purchase Agreement”) with accredited investors (the “Investors”) pursuant to which the Company sold an aggregate of six hundred and fifty thousand (650,000) shares of its series A convertible preferred stock for aggregate gross proceeds of $650,000 (the “Series A Preferred Stock”). In addition, existing debtholders of the Company exchanged an aggregate of $516,155 (currently due and payable under existing indebtedness) for an aggregate of 516,155 shares of Series A Preferred Stock pursuant to exchange agreements described below. The terms of the Series A Preferred Stock are set forth under Item 3.02 below.

For a period of one year from the date of final closing of the offering, Investors holding at least a majority of the Series A Preferred Stock outstanding from time to time shall have the right to cause the Company to sell for cash to such Investors on a pro rata basis up to an aggregate of $1,000,000 of common stock in one or more transactions at a 10% discount to the average closing price of the common stock (as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, then in the over-the-counter market, as reported on any tier maintained by the OTC Markets Group, Inc.) for the thirty (30) consecutive trading days immediately prior to (and including) the Friday preceding the date of such purchase or purchases.

At any time on or after the Effective Date and until the Company’s 2019 annual meeting of stockholders, the Investors, jointly and severally, shall have the exclusive right, voting separately as a class, to elect up to six (6) directors (each director, an “Investor Director”). A Preferred Director so elected shall serve for a term of one year and until his successor is elected and qualified. An Investor Director may, during his or her term of office, be removed at any time, with or without cause, by and only by the affirmative vote, at a special meeting of holders of Series A Preferred Stock called for such purpose. Any vacancy created by such removal may also be filled at such meeting or by such consent for the remainder of such initial one year term. At any time on or after the Effective Date and until the Company’s 2019 annual meeting of stockholders, Infusion 51a, LP (“Infusion”) shall have the right to elect up to three (3) directors (each director, an “Infusion Director”). An Infusion Director so initially elected shall serve for a term of one year and until his successor is elected and qualified. Any vacancy in the position of an Infusion Director may be filled only by the affirmative vote of Infusion. An Infusion Director may, during his or her term of office, be removed at any time, with or without cause. Any vacancy created by such removal may also be filled by Infusion for the remainder of such initial one year term.

As soon as practicable after the final closing of the offering, the Company shall use commercially reasonable efforts to take all necessary actions and to obtain such approvals of the Company’s stockholders as may be required to increase the Company’s authorized shares of Common Stock such that the Company can issue all of the shares of Common Stock issuable upon completion of the restructuring and undertake a reverse stock split at such ratio where the number of shares of Common Stock outstanding after consummation of such reverse stock split shall be approximately 15,000,000 shares (the “Reverse Split”) before the exchange of the Series A Preferred Stock into shares of common stock (the “Stockholder Approval”). Until the consummation of the Reverse Split (as defined herein), the Investors appointed AVDX Investors Group LLC (the “Investor Representative”) as its attorney-in-fact for the purpose of carrying out the Stockholder Approval.

On the Effective Date, the Company entered into a Consulting Agreement (the “Agreement”) with Investor Representative. Under the Agreement, the Investor Representative shall perform such consulting and advisory services, within Investor Representative’s area of expertise, as the Company or any of its subsidiaries may reasonably require from time to time. During the six-month term of the Agreement, Jeff Busch shall perform the services on behalf of Investor Representative (“Designated Person”). The Agreement has an initial term of six months from the date of execution and shall automatically renew on a monthly basis unless either party gives notice of non-renewal to the other party at least fifteen days prior to the date of the Agreement, provided this agreement shall not extend beyond 12 months from the date of the Agreement. Pursuant to the Agreement, the Company shall pay Investor Representative an annual amount of $160,000, payable either in cash or Series A Preferred Stock (or Common Stock upon filing of the Charter Amendment and consummation of the Reverse Split) during the term of the Agreement (the “Base Compensation”). The Company shall promptly reimburse Investor Representative for all travel, meals, entertainment and other ordinary and necessary expenses incurred by Investor Representative in the performance of its duties to the Company. Investor Representative’s and Designated Person’s position with the Company may be terminated at any time, with or without cause or good reason, upon at least 30 days prior written notice. During the term of the Agreement and for a period of twelve months thereafter, Investor Representative and Designated Person will be subject to non-competition and non-solicitation provisions, subject to standard exceptions. Investors will also provide Investor Representative an irrevocable proxy to vote their shares on all corporate matters until completion of the Reverse Split.

From the Effective Date until the consummation of the Reverse Split, upon any issuance by the Company of common stock or Common Stock Equivalents (as defined in the Series A Certificate of Designations (as defined below)) for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), each Qualifying Purchaser (as defined below) shall have the right to participate in up to an amount of the Subsequent Financing equal to 50% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing. For purposes herein, “Qualifying Purchaser” means an Investor with a subscription amount of at least $150,000.

Beginning on the six month anniversary of the final closing of the offering, on or prior to the sixtieth (60th) calendar day after the date of receipt of written demand from Investors holding at least 51% of Registrable Securities (as defined in the Purchase Agreement), the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement covering the resale of all of the Registrable Securities that are not then registered on an effective registration statement.

In connection with the offering, we agreed to pay our placement agent, a registered broker-dealer, or the Placement Agent, (i) a cash commission of 8% of the gross proceeds raised from investors in the offering, and to issue to the Placement Agent warrants to purchase a number of shares of common stock equal to 4% of the gross proceeds divided by the respective offering price, with a term of seven years from the date of issuance.

The securities sold in the offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The Investors are “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing information is a summary of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 3.1 and Exhibit 10.1 and incorporated herein by reference. Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

2017 Investors Exchange Agreement

On the Effective Date, the Company entered into an exchange agreement (collectively, the “2017 Investors Exchange Agreement”) with the investors who purchased convertible promissory notes between June 2017 and October 2017 (the “2017 Notes”) for an aggregate principal amount of $545,000 (the “2017 Investors”). Pursuant to the terms of the 2017 Investors Exchange Agreement, the Company agreed to exchange (i) the principal amount due under the 2017 Notes (ii) warrants to purchase 18,166,667 shares of common stock and (iii) purchase rights to purchase shares of common stock for an aggregate of 72,666,667 shares of common stock, in exchange for an aggregate approximately 22,290,800 shares of series B convertible preferred stock having an aggregate value of $545,000 (the “Series B Preferred Stock”). The 2017 Investors have agreed to waive the defaults and breaches that have resulted on or prior to the Effective Date as well as any penalties, interest or other amounts that may have accrued under the 2017 Notes after March 31, 2018. The terms of the Series B Preferred Stock are set forth under Item 3.02 below. In addition, each 2017 Investor entered into a termination agreement with the Company (collectively, the “2017 Investors Termination Agreement”) pursuant to which as of the Effective Date, (i) the securities purchase agreements and pledge agreements entered into with the 2017 Investors (the “2017 Investors Prior Agreements”) were terminated in their entirety and shall have no further force or effect, (ii) the security interests granted by the pledge agreements were terminated and shall have no further force or effect and (iii) neither party shall have any further rights or obligations under the Prior Agreements. The 2017 Investors also authorized the Company or his/her/its representatives to take all actions as they determine in their sole discretion to discharge and release any and all security interests, pledges, liens, and other encumbrances held by such 2017 Investor on the Company’s assets.

In connection with the 2017 Investors Exchange Agreement, the 2017 Investors have agreed to a lock-up agreement with respect to any shares of common stock it may receive beginning on May 25, 2018 and ending on the nine (9) month anniversary of the date the Company’s laboratory is open for business (the “Lockup Period”). For the first one hundred and eighty (180) days after termination of the Lockup Period, the 2017 Investors shall be subject to a daily liquidation limit for any sales of common stock equal to two and a half percent (2.5%) of the average trading volume of the Company’s common stock for the prior five (5) trading days, but excluding the date of sale (the “Leakout Limitation”). For any sale proposed by the 2017 Investors in excess of the Leakout Limitation, the Company will have (a) a right of first refusal for a period of 15 business days after receipt of written notice of such sale from the 2017 Investor, to purchase such shares of common stock subject to the Leakout Limitation at a price equal to the average closing price per share of the Company’s common stock for the prior five (5) trading days prior to such notice, and (b) if not purchased by the Company, the Company will have approval rights of the counter party proposed by a 2017 Investor for the sale of any such securities, such approval in the Company’s sole and absolute discretion.

The securities issued and sold is this transaction were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 3(a)(9) or Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. Each 2017 Investor is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing information is a summary of the agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which is attached hereto as Exhibit 3.2, Exhibit 10.2 and Exhibit 10.3 and incorporated herein by reference. Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

2016 Investors Exchange Agreement

On the Effective Date, the Company entered into an exchange agreement (collectively, the “2016 Investors Exchange Agreement”) with the investors who purchased convertible promissory notes between November 2016 and January 2017 (the “2016 Notes”) for an aggregate principal amount of $786,500 (the “2016 Investors”). Pursuant to the terms of the 2016 Investors Exchange Agreement, the Company agreed to exchange (i) the principal amount due under the 2016 Notes in exchange for an aggregate of (i) 323,323 shares of Series A Preferred Stock having an aggregate value of $323,323 and (ii) approximately 3,324,065 shares of series B convertible preferred stock having an aggregate value of approximately $498,610 (the “Series B Preferred Stock”) and (iii) exchange for the issuance of new promissory note due twenty-four (24) months from the Effective Date in the aggregate principal amount of $47,259 (the “New 2016 Investor Note”). The New 2016 Investor Note shall bear interest at 12% per annum and has mandatory payments of $2,000 every 30 days until paid in full starting June 25, 2018. In connection with the 2016 Investors Exchange Agreement, the 2016 Investors have agreed to waive the defaults and breaches that have resulted on or prior to the Effective Date as well as any penalties, interest or other amounts that may have accrued under the 2016 Notes after March 31, 2018. The terms of the Series B Preferred Stock are set forth under Item 3.02 below.

The securities issued and sold is this transaction were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 3(a)(9) or Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. Each 2016 Investor is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing information is a summary of the agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which is attached hereto as Exhibit 3.1, Exhibit 3.2, Exhibit 4.1 and Exhibit 10.2 and incorporated herein by reference. Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

Coastal Exchange Agreement

On the Effective Date, the Company entered into an exchange Agreement (the “Coastal Exchange Agreement”) with Coastal Investment Partners, LLC (“Coastal”). Pursuant to the terms of the Coastal Exchange Agreement, the Company agreed to exchange the principal amount due under the convertible promissory note dated July 6, 2016 plus accrued but unpaid interest and default and other amounts due and payable under such notes, which was $305,664 as of the Effective Date (the “Coastal Notes”) in exchange for (i) 192,832 shares of Series A Preferred Stock having an aggregate value of $192,832 and (ii) the issuance of new convertible promissory notes due eighteen (18) months from the Effective Date in the aggregate principal amount of $192,832 (the “New Coastal Note”). The New Coastal Note shall bear interest at 8% per annum and is convertible into shares of the Company’s common stock at $0.015 per share, subject to adjustment. Coastal has contractually agreed to restrict their ability to convert the New Coastal Note such that the number of shares of the Company common stock held by them and their affiliates after such conversion does not exceed 9.99% of the Company’s then issued and outstanding shares of common stock. In connection with the Coastal Exchange Agreement, Coastal agreed to waive the defaults and breaches that have resulted on or prior to the Effective Date as well as any penalties, interest or other amounts that may have accrued under the Coastal Notes after March 31, 2018. In addition, Coastal entered into a termination agreement with the Company pursuant to which as of the Effective Date, (i) the securities purchase agreements and pledge agreements entered into with Coastal (the “Coastal Prior Agreements”) were terminated in their entirety and shall have no further force or effect, (ii) the security interests granted by the pledge agreement were terminated and shall have no further force or effect and (iii) neither party shall have any further rights or obligations under the Coastal Prior Agreements. Coastal also authorized the Company or its representatives to take all actions as they determine in their sole discretion to discharge and release any and all security interests, pledges, liens, and other encumbrances held by it on the Company’s assets.

The securities issued and sold is this transaction were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 3(a)(9) or Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. Coastal is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing information is a summary of the agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which is attached hereto as Exhibit 3.1, Exhibit 4.2, Exhibit 10.4 and Exhibit 10.5 and incorporated herein by reference. Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

Black Mountain Exchange Agreement

On the Effective Date, the Company entered into an exchange agreement (the “Black Mountain Exchange Agreement”) with Black Mountain Equity Partners LLC (“Black Mountain”). Pursuant to the terms of the Black Mountain Exchange Agreement, the Company agreed to exchange the principal amount due under the convertible promissory note dated November 11, 2016 (the “Black Mountain Note”) in exchange for the issuance of new promissory note due twelve (12) months from the Effective Date in the aggregate principal amount of $20,000 (which includes a prepayment amount of $5,000 made on the Effective Date) (the “New Black Mountain Note”). The New Black Mountain Note shall bear interest at 12% per annum and has mandatory payments of $5,000 every 90 days until paid in full. In connection with the Black Mountain Exchange Agreement, Black Mountain agreed to waive the defaults and breaches that have resulted on or prior to the Effective Date as well as any penalties, interest or other amounts that may have accrued under the Black Mountain Note after March 31, 2018.

The securities issued and sold is this transaction were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 3(a)(9) or Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. Black Mountain is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing information is a summary of the agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which is attached hereto as Exhibit 4.3 and Exhibit 10.6 and incorporated herein by reference. Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 3.02 Unregistered Sales of Equity Securities.

Item 3.03 Material Modification to Rights of Security Holders

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Series A Preferred Stock

On May 25, 2018, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock with the Secretary of State of the State of Nevada (the “Series A Certificate of Designation”). The following is only a summary of the Series A Certificate of Designation and is qualified in its entirety by reference to the full text of the Series A Certificate of Designation which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Designation, Amount and Par Value. The number of shares of Series A Preferred Stock designated shall be up to 4,000,000. Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $1.00 (the “Stated Value”).

Dividends. Except as otherwise required by law, no dividend shall be declared or paid on the Preferred Stock.

Voting Rights. Except as otherwise expressly required by law, the holder of Series A Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Company and shall have the number of votes equal all other outstanding shares of capital stock of the Company outstanding at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such that the holders of outstanding shares of Series A Preferred Stock shall always constitute 50.1% of the voting power of the Company. The holders of Series A Preferred Stock shall have no right to vote as a separate class on any matter submitted to vote by the stockholders of the Company (and written actions of stockholders in lieu of meetings) for their action or consideration, including, without limitation, on any proposed amendment which would adversely alter or change any preference or any relative or other right given to the Series A Preferred Stock. As long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designation, (b) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holder, (c) increase the number of authorized shares of Series A Preferred Stock, (d) consummate a Fundamental Transaction (as defined in the Series A Certificate of Designations) or (e) enter into any agreement with respect to any of the foregoing.

Liquidation. In the event of any merger, sale (of substantially all of the Company’s stock or assets) or liquidation of the Company, whether voluntary or involuntary (a “Liquidation Event”), before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of common stock, the holders of Series A Preferred Stock shall be entitled to receive in preference to the holders of Common Stock an amount per share equal to the sum of 100% of the Stated Value with respect to each share of Series A Preferred Stock.

No Redemption; No Preemptive Rights. The shares of Preferred Stock are not redeemable by the Company. The shares of Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Company.

Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, the Company enters into a Fundamental Transaction, then, the Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under the Series A Certificate of Designation pursuant to written agreements in form and substance reasonably satisfactory to the holder and approved by the holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of the Series A Preferred Stock, deliver to the holder in exchange for the Series A Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Series A Preferred Stock, and which is reasonably satisfactory in form and substance to the holder.

Exchange for Common Stock. Upon a consummation of a reverse stock split of the Company’s common stock on or after the Effective Date, such that after consummation of such reverse stock split there are approximately 15,000,000 shares of the Company’s common stock outstanding (the “Reverse Split”), the holders shall take all necessary steps with the Company to exchange all outstanding shares of Series A Preferred Stock into shares of the Company’s common stock at a rate of to be agreed upon by the parties after the Effective Date.

Series B Preferred Stock

On May 25, 2018, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock with the Secretary of State of the State of Nevada (the “Series B Certificate of Designation”). The following is only a summary of the Series B Certificate of Designation and is qualified in its entirety by reference to the full text of the Series B Certificate of Designation which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Designation, Amount and Par Value. The number of shares of Series B Preferred Stock designated shall be up to 27,000,000. Each share of Series B Preferred Stock shall have a par value of $0.001 per share and a stated value equal to the total number of shares of Series B Preferred Stock issued to the Holder divided by their Owed Amount (as defined in the Series B Certificate of Designation) (the “Stated Value”).

Dividends. Except as otherwise required by law, no dividend shall be declared or paid on the Preferred Stock.

Voting Rights. Except as otherwise expressly required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and shall be entitled to vote on an as-converted basis for each share of Series B Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise required by law, the holders of shares of Series B Preferred Stock shall vote together with the holders of common stock on all matters and shall not vote as a separate class. Except as expressly provided herein or as required by law so long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of at least a majority of the then outstanding shares of the Series B Preferred Stock, take any action which would adversely and materially affect any of the preferences, limitations or relative rights of the Series B Preferred Stock.

Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the Series B Certificate of Designation for each share of Series B Preferred Stock.

No Redemption; No Preemptive Rights. The shares of Series B Preferred Stock are not redeemable by the Company. The shares of Series B Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Company.

Conversion. Upon filing an amendment to the Company’s articles of incorporation to increase the number of shares of authorized common stock so that there is an adequate amount of shares of authorized common stock for issuance upon conversion of the Series B Preferred Stock (the “Amendment”), the shares of Series B Preferred Stock will be automatically converted into common stock and such conversion will require no action on behalf of the Company or the holder of the Series B Preferred Stock. Each share of Series B Preferred Stock shall convert into ten (10) shares of common stock of the Company, subject to adjustment.

Fundamental Transaction. If, at any time while the Series B Preferred Stock is outstanding, the Company enters into a Fundamental Transaction (as defined in the Series B Certificate of Designation, then, the Corporation shall cause any Successor Entity to assume in writing all of the obligations of the Company under the Series B Certificate of Designation pursuant to written agreements in form and substance reasonably satisfactory to the holder and approved by the holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Series B Preferred Stock, deliver to the Holder in exchange for the Series B Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Series B Preferred Stock, and which is reasonably satisfactory in form and substance to the Holder.

Item 5.01 Changes in Control of Registrant.

On the Effective Date, the Company sold an aggregate of 650,000 shares of Series A Preferred Stock to the Investors for cash consideration of $650,000 from personal funds of the Investors and the exchange of an aggregate amount owed under existing indebtedness, which was equal to $516,155 (the “Transaction”). Following consummation of the Transaction, the holders of Series A Preferred Stock holds 50.1% of the outstanding voting power of the Company. The Transaction has resulted in a change in control of the Company.

Except as described herein, there were no arrangements or understandings among the Investors and their associates with respect to the election of directors or other matters.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. Mick Ruxin, M.D. Appointment, President, CEO and Director

On the Effective Date, the Company appointed Dr. Mick Ruxin as the Company’s President and Chief Executive Officer, effective immediately. In addition, the board of directors appointed Dr. Ruxin as a director of the Company, effective ten (10) days following the date on which the Company files a Schedule 14F-1 (the “Schedule 14F-1”) with the SEC and the mailing of same to the holders of record of the Company. Dr. Ruxin does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer. There is no understanding or arrangement between Dr. Ruxin and any other person pursuant to which Dr. Ruxin was selected as an executive officer. There are no transactions in which Dr. Ruxin has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On May 25, 2018, the Company entered into an employment agreement (the “Ruxin Agreement”) with Dr. Ruxin under which he will serve as Chief Executive Officer of the Company. The term of the Ruxin Agreement was effective as of May 25, 2018, continues until May 25, 2023 and automatically renews for successive one year periods at the end of each term until either party delivers written notice of their intent not to renew at least 60 days prior to the expiration of the then effective term. Under the terms of the Ruxin Agreement, Dr. Ruxin will receive an annual salary of $250,000. He is eligible to receive a cash bonus of up to 100% of his base salary. The bonus shall be earned upon the Company’s achievement of performance targets for a fiscal year to be mutually agreed upon by Dr. Ruxin and the board or a committee thereof. Additionally, following the adoption by the Company of an equity compensation plan and subject to approval of the board or a committee thereof, Dr. Ruxin shall receive (i) a one-time restricted stock unit award having a fair value of approximately $100,000 and which shall vest over a five year period following the date of grant and (ii) an option to purchase ten percent (10%) of the outstanding shares of the Company (calculated on the date of grant), which shall vest over a five-year period following the date of grant and expire on the tenth anniversary of the date of grant. Dr. Ruxin is entitled to participate in any and all benefit plans, from time to time, in effect for senior management, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time.

Dr. Ruxin is an “at-will” employee and his employment may be terminated by the Company at any time, with or without cause. In the event Dr. Ruxin’s termination of employment is the result of termination by the Company without Cause (as defined in the Ruxin Agreement) with Good Reason (as defined in the Ruxin Agreement) or as a result of a non-renewal of the term of employment under the Ruxin Agreement, Dr. Ruxin shall be entitled to receive the sum of (I) the Severance Multiple (as defined below), multiplied by his base salary immediately prior to such termination and (II) a pro-rata portion of his bonus for the year in which such termination occurs equal to (a) his bonus for the most recently completed calendar year (if any), multiplied by (b) a fraction, the numerator of which is the number of days that have elapsed from the beginning of such calendar year through the date of termination and the denominator of which is the total number of days in such calendar year. “Severance Multiple” shall mean 2.0; provided, however, that if the date of termination occurs on or at any time during the twelve (12)-month period following a Change in Control (as defined in the Ruxin Agreement), the Severance Multiple shall mean 3.0. In addition, the Company shall accelerate the vesting of any outstanding, unvested equity awards granted to Dr. Ruxin prior to the date of termination and he shall be entitled to reimbursement of any COBRA payment made during the 18 month period following the date of termination.

The Ruxin Agreement also contains covenants (a) restricting the executive from engaging in any activity competitive with our business during the term of the employment agreement and in the event of termination, for a period of one year thereafter, (b) prohibiting the executive from disclosing confidential information regarding us, and (c) soliciting our employees, customers and prospective customers during the term of the employment agreement and for a period of one year thereafter.

Dr. Ruxin has been a strategic advisor to the Company since December 2017. Previously, Dr. Ruxin was the Chairman, CEO and Founder of Global Med Technologies, Inc. (GLOB). He grew GLOB from a foundational concept to an international medical software company, specializing in FDA approved software, with specific diagnostic capabilities, and serving over 30 countries on 4 continents. Under his leadership, GLOB had its initial financing, its public offering and subsequent follow-on financings. Dr. Ruxin also founded PeopleMed, Inc., a validation and chronic disease management software subsidiary of GLOB. In addition, he conceived and executed the acquisition and financing of Inlog, a French software company serving the EU, becoming the Directeur General and responsible for European Operations—and eDonor, a US based regulated software company serving domestic and international blood donor centers. Prior to Dr. Ruxin engineering the sale of GLOB to a NYSE company, Haemonetics Corp. (HAE), he led his team to national prominence by being awarded the #1 position in quality of product and customer service against billion dollar software companies, rated by an industry-respected, independent software rating service. After GLOB’s acquisition by Haemonetics, Dr. Ruxin was asked to stay with the company through the transition. Dr. Ruxin was on the Executive Management Team (EMT) at Haemonetics for approximately 6 months after the merger. The EMT was responsible for diagnostic strategies and identified domestic and international software opportunities for the Company. Before founding Global Med Technologies, Dr. Ruxin founded and was President and CEO of DataMed International, Inc. (DMI), a private, international drugs of abuse management company (from 1989-1997). DMI’s clients included FedEx, International Multi-Foods, Los Alamos National Laboratories, Chevron, ConAgra, Nestles and AT&T, among over 500 other companies. Dr. Ruxin was one of the first 10 certified Medical Review Officers in the country, and he participated in writing the Federal legislation for drugs of abuse testing. Dr. Ruxin received his M.D. degree from the University of Southern California and his B.A degree in Philosophy from the University of Pittsburgh.

Jeffrey Busch Appointment

On the Effective Date, the Company appointed Jeff Busch as a director and chairman of the board of directors, effective immediately. Mr. Busch does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer. Mr. Busch is the managing member of the Investor Representative and Mr. Busch purchased shares of Series A Preferred Stock on the Effective Date. In addition, on the Effective Date, Mr. Busch purchased 180,000 shares of our Series A Preferred Stock for aggregate gross proceeds of $180,000. Under the Purchase Agreement, the Investors have the right to appoint up to six (6) directors to the Company’s board of directors. The Investors nominated Mr. Busch to be a director of the Company pursuant to its rights under the Purchase Agreement. Except as set forth above, there are no transactions in which Mr. Busch has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On May 25, 2018, the Company entered into an employment agreement (the “Busch Agreement”) with Mr. Busch under which he will serve as Executive Chairman of the Company. The term of the Busch Agreement was effective as of May 25, 2018, continues until May 25, 2023 and automatically renews for successive one year periods at the end of each term until either party delivers written notice of their intent not to renew at least 60 days prior to the expiration of the then effective term. Under the terms of the Busch Agreement, Mr. Busch will receive an annual salary of $30,000, which amount shall be automatically increased to $120,000 on the first anniversary of the date of the Busch Agreement. He is eligible to receive a discretionary cash bonus at the option of the board based on their evaluation of his performance of duties and responsibility. Additionally, following the adoption by the Company of an equity compensation plan and subject to approval of the board or a committee thereof, Mr. Busch shall receive (i) a one-time restricted stock unit award having a fair value of approximately $100,000 and which shall vest over a five year period following the date of grant and (ii) an option to purchase ten percent (10%) of the outstanding shares of the Company (calculated on the date of grant), which shall vest over a five-year period following the date of grant and expire on the tenth anniversary of the date of grant. Mr. Busch is entitled to participate in any and all benefit plans, from time to time, in effect for senior management, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time.

Mr. Busch is an “at-will” employee and his employment may be terminated by the Company at any time, with or without cause. In the event Mr. Busch’s termination of employment is the result of termination by the Company without Cause (as defined in the Busch Agreement) with Good Reason (as defined in the Busch Agreement) or as a result of a non-renewal of the term of employment under the Busch Agreement, Mr. Busch shall be entitled to receive the sum of (I) the Severance Multiple (as defined below), multiplied by his base salary immediately prior to such termination and (II) a pro-rata portion of his bonus for the year in which such termination occurs equal to (a) his bonus for the most recently completed calendar year (if any), multiplied by (b) a fraction, the numerator of which is the number of days that have elapsed from the beginning of such calendar year through the date of termination and the denominator of which is the total number of days in such calendar year. “Severance Multiple” shall mean 2.0; provided, however, that if the date of termination occurs on or at any time during the twelve (12)-month period following a Change in Control (as defined in the Busch Agreement), the Severance Multiple shall mean 3.0. In addition, the Company shall accelerate the vesting of any outstanding, unvested equity awards granted to Mr. Busch prior to the date of termination and he shall be entitled to reimbursement of any COBRA payment made during the 18 month period following the date of termination.

The Busch Agreement also contains covenants (a) restricting the executive from engaging in any activity competitive with our business during the term of the employment agreement and in the event of termination, for a period of one year thereafter, (b) prohibiting the executive from disclosing confidential information regarding us, and (c) soliciting our employees, customers and prospective customers during the term of the employment agreement and for a period of one year thereafter.

Mr. Busch is the current Chairman and CEO of Global Medical REIT, a NYSE listed (NYSE:GMRE) and publicly traded company which acquires licensed medical facilities. Mr. Busch has been a Presidential Appointee, entrepreneur and active investor in various asset classes, including medical and pharmaceutical since 1985. Mr. Busch has had a distinguished career in public service, which included serving as a Chief of Staff to a United States Congressman and serving in senior positions in two U.S. Presidential Administrations. Mr. Busch oversaw hundreds of millions of dollars in economic development programs. Mr. Busch represented the United States before the United Nations in Geneva, Switzerland. Mr. Busch has served as a top advisor to several publicly traded medical companies and has worked in the medical, blood supply and management field. Mr. Busch also served as President of Safe Blood International Foundation, where he oversaw the establishment of medical facilities in 35 developing nations, including China, funded by the U.S. Center for Disease Control, USAID, Chinese government and corporate and private entities. Mr. Busch is a graduate of the New York University Stern School of Business, holds a Master of Public Administration specializing in health care from New York University, and a Doctor of Jurisprudence from Emory University.

John Brugmann Appointment

On the Effective Date, the Company appointed John Brugmann as a director, effective immediately. Mr. Brugmann does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer. Mr. Brugmann has participated in private placements in the Company since November 2016. Under the Purchase Agreement, Infusion has the right to appoint up to three (3) directors to the Company’s board of directors. Infusion nominated Mr. Brugmann to be a director of the Company pursuant to its rights under the Purchase Agreement. Except as set forth above, there are no transactions in which Mr. Brugmann has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Brugmann brings with him over 30 years’ experience in the financial industry. During his 27 years at UBS Financial, he focused on international and offshore clients and played key roles in large commercial real estate financing, public offerings and portfolio management for endowments, pension and Union funds. Mr. Brugmann served as President of the board of Trustees for New York Military Academy, and Chairman of the Finance Committee for The Helen Hayes Theatre (Nyack, NY), and was voted the “Business Man of the Year” for Rockland County, NY.

The foregoing information regarding the employment agreements is a summary of the agreements described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.7 and Exhibit 10.8 and incorporated herein by reference. Readers should review such agreements for a complete understanding of the terms and conditions associated with such agreements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock, filed with the Nevada Secretary of State on May 25, 2018 (filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2018 and incorporated herein by reference).
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock, filed with the Nevada Secretary of State on May 25, 2018 (filed as Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2018 and incorporated herein by reference).
4.1	Form of Promissory Note issued to 2016 Investors, dated May 25, 2018 (filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2018 and incorporated herein by reference)
4.2	Form of Convertible Promissory Note issued to Coastal Investment Partners, LLC, dated May 25, 2018 (filed as Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2018 and incorporated herein by reference)
4.3	Form of Promissory Note issued to Black Mountain Equity Partners LLC, dated May 25, 2018 (filed as Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2018 and incorporated herein by reference)
10.1	Form of Subscription Agreement for the May 2018 Financing (filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2018 and incorporated herein by reference)
10.2	Form of Exchange Agreement by and between the Company and the 2017 Investors and the 2016 Investors (filed as Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2018 and incorporated herein by reference)
10.3	Form of Termination Agreement, dated May 25, 2018, by and between the Company and the 2017 Investors (filed as Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2018 and incorporated herein by reference)
10.4	Exchange Agreement, dated May 25, 2018, by and between the Company and Coastal Investment Partners, LLC (filed as Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2018 and incorporated herein by reference)
10.5	Termination Agreement, dated May 25, 2018, by and between the Company and Coastal Investment Partners, LLC (filed as Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2018 and incorporated herein by reference)
10.6	Exchange Agreement, dated May 25, 2018, by and between the Company and Black Mountain Equity Partners, LLC (filed as Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2018 and incorporated herein by reference)
10.7	Employment Agreement, dated May 25, 2018, by and between the Company and Dr. Mick Ruxin, M.D. (filed as Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2018 and incorporated herein by reference)
10.8	Employment Agreement, dated May 25, 2018, by and between the Company and Jeff Busch (filed as Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2018 and incorporated herein by reference)
10.9	Consulting Agreement, dated May 25, 2018, by and between the Company and AVDX Investor Group LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANT DIAGNOSTICS, INC.

Dated: June 12, 2018	By:	/s/ Scott VanderMeer
Scott VanderMeer Interim Chief Financial Officer